Exhibit 10.1

REDEMPTION AND EXCHANGE AGREEMENT

THIS REDEMPTION AND EXCHANGE AGREEMENT (this "Agreement"), dated as of December 13, 2001, is made by and among 8x8, Inc., a Delaware corporation, with headquarters located at 2445 Mission College Blvd., Santa Clara, California 95054 (the "Company"), and the investors listed on the Schedule of Investors attached hereto (individually, an "Investor" and collectively, the "Investors").

WHEREAS:

A. The Company and the Investors have entered into that certain Securities Purchase Agreement, dated as of December 15, 1999 (the "Securities Purchase Agreement"), pursuant to which the Investors purchased from the Company (i) Series A Notes (the "Series A Notes") convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), (ii) Series B Notes (the "Series B Notes," and, collectively with the Series A Notes, the "Notes") convertible into shares of Common Stock (together with the shares of Common Stock issuable upon conversion of the Series A Notes, the "Conversion Shares"), (iii) Series A Warrants (the "Series A Warrants") to purchase shares of Common Stock (as exercised, the "Series A Warrant Shares") and (iv) Series B Warrants (the "Series B Warrants" and collectively with the Series A Warrants, the "Warrants") to purchase shares of Common Stock (as exercised, the "Series B Warrant Shares" and, collectively with the Series A Warrant Shares, the "Warrant Shares");

B. Each Investor is the holder of Series A Notes and Series B Notes in the respective principal amounts set forth opposite its name on the Schedule of Investors and Warrants to purchase the number of Warrant Shares set forth opposite its name on the Schedule of Investors;

C. Upon the terms and conditions set forth in this Agreement, the Company wishes to redeem and exchange the Notes, and each of the Investors wish to allow the Company to redeem and exchange the Notes, for (i) an aggregate of $4,500,000 in cash in the respective amounts set forth opposite each Investor's name on the Schedule of Investors, (ii) an aggregate of 1,000,000 shares of Common Stock in the respective amounts set forth opposite each Investor's name on the Schedule of Investors (collectively, the "Common Shares") and (iii) the Company's agreement to amend the Warrant Exercise Price (as defined in the Warrants) of the Warrants in accordance with the Form of Amendment of Warrant (as defined below);

D. Upon the terms and conditions set forth in this Agreement, the Company and each of the Investors wish to amend the exercise price of the Warrants, by executing and delivering an amendment to each Warrant in the form attached hereto as Exhibit A (the "Form of Amendment of Warrant" and as executed the "Warrant Amendment"); and

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The exchange of the Notes and the Common Shares is being made in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

NOW THEREFORE, the Company and the Investors hereby agree as follows:

1. REDEMPTION AND EXCHANGE OF NOTES.

a. Redemption and Exchange of Notes. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall redeem and exchange from each Investor and each Investor shall tender to the Company the Series A Notes and the Series B Notes in the respective principal amounts set forth opposite such Investor's name on the Schedule of Investors (the "Closing"). The aggregate redemption price of the Notes at the Closing shall be (i) $4,500,000 in cash (the "Redemption Price"), and (ii) the issuance by the Company of an aggregate of 1,000,000 Common Shares, each in the respective amounts set forth opposite each Investor's name on the Schedule of Investors.

b. Amendment of Warrants. Effective as of the Closing and in further consideration of each Investor permitting the Company to redeem and exchange such Investor's Notes, the Company and each of the Investors shall amend the terms of each Warrant, by executing and delivering the Warrant Amendment, to provide that the Warrant Exercise Price (as defined in each Warrant) shall be reduced to the average of the Closing Bid Price (as defined in the Warrants) of the Common Stock on each of the five (5) consecutive trading days immediately preceding the Closing Date.

c. The Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Central Time, on December 17, 2001, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 (or such later date as is mutually agreed to by the Company and the Investors). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

d. Form of Payment. On the Closing Date (i) the Company shall pay to each Investor such Investor's pro rata portion of the aggregate Redemption Price (as set forth opposite such Investor's name on the Schedule of Investors hereto) for the Notes held by such Investor which the Company is redeeming at Closing, by wire transfer of immediately available funds in accordance with each Investors' written wire instructions, (ii) the Company shall issue and deliver to each Investor certificates representing that number of Common Shares set forth opposite such Investor's name on the Schedule of Investors hereto, which Common Shares are being issued in exchange for the Notes held by such Investor (in such denominations as such Investor shall request)(the "Stock Certificates"), (iii) the Company shall execute and deliver to each Investor the Warrant Amendments for all of the Warrants held by such Investor, and (iv) each Investor shall deliver to the Company the written direction (the "Note Direction") for the Company to retain and cancel such Investor's Notes (in principal amount as indicated opposite such Investor's name on the Schedule of Investor) which Notes were destroyed but which the Company has not yet reissued.

2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

Each Investor represents and warrants with respect to only itself that as of the date of this Agreement and as of the Closing Date:

a.. Investment Purpose. Such Investor is receiving the Common Shares for its own account for investment only and not with a view towards, or for resale in connection with the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations contained in this Section 2(a), such Investor does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Investor understands that the Common Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Common Shares.

d. Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in Sections 3 and 8(l) below.

e. No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

f. Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") (which reasonable assurances may be satisfied by such Investor's delivery to the Company of a letter of representation covering the representations described in Exhibit C to this Agreement); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Common Shares may be pledged in connection with a bona fide margin account or other loan secured by the Common Shares.

g. Legends. Such Investor understands that, until such time as the sale of the Common Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped, if (i) such Common Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form to the Company, to the effect that a public sale, assignment or transfer of such Common Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with a representation letter in the form attached hereto as Exhibit C (a "Representation Letter") relating to the sale of the Common Shares pursuant to Rule 144. Such Investor acknowledges, covenants and agrees to sell the Common Shares represented by a certificate(s) from which the legend has been removed only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been executed and delivered on behalf of such Investor and is a valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

i. Residency. Such Investor is a resident of that jurisdiction specified on the Schedule of Investors.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Investors that as of the date of this Agreement and as of the Closing Date:

a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 20% of the aggregate voting power of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The only operating Subsidiaries are Centile, Inc. and Netergy Microelectronics, Inc.

b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant Amendment and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Common Shares in accordance with the terms thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares and the amendment of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and (iv) as of the Closing, the Warrant Amendment shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which, as of December 12, 2001, 26,894,280 shares were issued and outstanding, and (ii) 5,000,000 shares of preferred stock, of which as of the date hereof, one share is issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. There are no outstanding securities or instruments (other than the Notes) of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement, however there are outstanding 152,535 exchangeable shares issued by the Company in connection with the Company's acquisition of UForce in 2000 and the Company has the right to redeem such exchangeable shares if the holder thereof ceases to be employed by the Company prior to such exchangeable shares becoming vested. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

d. Issuance of Common Shares. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. Upon issuance in accordance with the terms of this Agreement, the Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Common Shares is exempt from registration under the 1933 Act.

e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market, Inc. applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except for the filing of an additional listing application with The Nasdaq Stock Market, Inc., the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f. SEC Documents; Financial Statements. Since March 31, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has filed all of the SEC Documents with the SEC through EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

g. Absence of Certain Changes. Except as disclosed in the SEC Documents filed with the SEC through EDGAR at least five (5) days prior to the date of this Agreement, since March 31, 2001 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole.

h. Solvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby (including, without limitation, the payment of the Redemption Price and the issuance of the Common Shares) will not be, Insolvent (as defined below). The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. For purposes of this Section 3(h), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

i. Fair Consideration. The Company, having been fully involved in developing the transactions contemplated hereby, and having been advised by the Company's financial and legal advisors, is satisfied that the negotiations between the Company and the Investors were conducted properly and were arm's length in nature and in good faith, and fair consideration for the Redemption Price, the Common Shares and the amendment to the Warrants was obtained. The Company has not entered into this Agreement with the actual intent to hinder, delay or defraud any entity to which either it or any of its subsidiaries was or is indebted.

j. Acknowledgment Regarding the Investor's Redemption and Exchange of Notes. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor's purchase of the Common Shares. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and the representations and warranties made by each Investor in Section 2 hereof. The Company acknowledges and agrees that neither of the Investors is (i) an officer or director of the Company or (ii) assuming that neither Investor is the "beneficial owner" of any shares of Common Stock other than the Common Shares issuable pursuant to this Agreement and the Warrant Shares issuable pursuant to the Warrants, (A) a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act) or (B) an "affiliate" of the Company (as defined in Rule 144(a) promulgated under the 1933 Act).

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Common Shares.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Common Shares under the 1933 Act or cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Common Shares under the 1933 Act or cause the offering of the Common Shares to be integrated with other offerings.

m. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti- takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Common Shares and the Investors' ownership of the Common Shares.

n. Shareholders Rights Plan. As of the date hereof, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

o. Material Nonpublic Information. Other than the terms of this Agreement and the transactions contemplated by this Agreement, all of which shall be publicly disclosed in the 8-K Filing (as defined in Section 4(g)), neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Investors with any material, nonpublic information.

p. Warrant Share Registration. The Warrant Shares issuable upon exercise of the Warrants, as amended, were registered for resale with the SEC by the Company on a registration statement on Form S-3 (the "Resale Registration Statement") in accordance with the First Registration Rights Agreement (as defined below). Such Resale Registration Statement was declared effective by the SEC on March 21, 2000 and remains effective as of the date hereof. Such Resale Registration Statement covers for resale all of the Warrant Shares issuable upon exercise of the Warrants, as amended pursuant to the terms of this Agreement and the Warrant Amendment, in accordance with the terms of the First Registration Rights Agreement, dated as of December 15, 1999, by and among the parties hereto (the "First Registration Rights Agreement"). Upon the Company's filing of the prospectus supplement referred to in Section 4(h), the Investors may sell the Warrant Shares upon exercise of the Warrants, as amended, pursuant to the Resale Registration Statement in accordance with the terms thereof.

4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Shares for, or obtain exemption for the Common Shares for, sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the earlier of (i) January 31, 2004 and (ii) the date on which (A) the Investors shall have sold all the Common Shares and Warrant Shares and (B) none of the Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

d. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) within two (2) Business Days after the filing thereof with the SEC, unless available through the EDGAR system, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

e. Listing. The Company shall promptly secure the listing of all of the Common Shares upon each national securities exchange and automated quotation system (including the Nasdaq National Market ("NNM")), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all the Common Shares issued pursuant to this Agreement. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

f. Expenses. At Closing, the Company shall pay a nonaccountable expense allowance of $17,980 to Fisher Capital Ltd. (an Investor) or its designee(s) and $11,020 to Wingate Capital Ltd. (an Investor) or its designee(s), by wire transfer of immediately available funds in accordance with each such Investor's written wire instructions.

g. Disclosure of Transactions and Other Material Information. On or before the first Business Day following the Closing Date, the Company shall file a Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement and the Warrant Amendment) as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, in the Transaction Documents, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents; provided that the Company does not publicly disclose such information within 24 hours of such Investor (i) notifying the Company of the breach of the immediately preceding sentence and (ii) first providing the Company with such Investor's proposed form of disclosure. Such Investor agrees to make any reasonable changes (determined in such Investor's sole discretion) to such disclosure requested by the Company within 24 hours of such Investor first providing the Company with such Investor's proposed form of disclosure. No Investor shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(h) Prospectus Supplement. Within two (2) Business Days of the filing with the SEC of the Form 8-K referred to in the first sentence of Section 4(g), the Company shall file with the SEC, a prospectus supplement, in a form reasonably acceptable to each Investor, to the prospectus for the Resale Registration Statement disclosing the terms of this transaction and all other information necessary to be included in a prospectus supplement to keep such Resale Registration Statement current and available for use by the Investors for the resale of the Warrant Shares. On or before the second Business Day following the Closing Date, the Company shall deliver a copy of such prospectus supplement to each Investor.

(i) Destroyed Notes. The Company acknowledges and agrees that it has received satisfactory evidence of, and an indemnification undertaking with respect to, the prior destruction of the Notes and the Warrants in accordance with Section 16 of the Notes and Section 11 of the Warrants.

5. CONDITIONS TO THE COMPANY'S OBLIGATION TO REDEEM AND EXCHANGE. The obligation of the Company to redeem and exchange the Notes from and with each Investor and to amend the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a) Such Investor shall have executed this Agreement and delivered the same to the Company.

(b) Such Investor shall have delivered to the Company the Note Direction with respect to the Notes being redeemed by such Investor at the Closing.

(c) The representations and warranties of such Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

6. CONDITIONS TO EACH INVESTOR'S OBLIGATION TO EXCHANGE. The obligation of each Investor hereunder to tender and exchange the Notes and to amend the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:

(a) The Company shall have executed each of the Transaction Documents, and delivered the same to such Investor.

(b) The Common Stock shall be designated for quotation on the NNM and shall not have been suspended from trading on or delisted from such exchanges.

(c) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as such Investor may reasonably request, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(d) Such Investor shall have received the opinion of Wilson Sonsini Goodrich & Rosati dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(e) The Company shall have delivered to such Investor such Investor's pro rata portion of the Redemption Price (as set forth opposite such Investor's name on the Schedule of Investors hereto) for the Notes being redeemed by the Company from such Investor (as set forth in Section 1(a)) on the Closing Date, by wire transfer of immediately available funds pursuant to the wire instructions provided by such Investor and the Company shall have delivered the amounts set forth in Section 4(f) by wire transfer of immediately available funds to such Investor or its designee(s).

(f) The Company shall have executed and delivered to such Investor the Stock Certificates representing the number of Common Shares set forth opposite such Investor's name on the Schedule of Investors hereto.

(g) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Investor (the "Resolutions").

(h) The Company shall have delivered to such Investor a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing Date.

(i) The Company shall have delivered to such Investor a certificate evidencing the incorporation and good standing of (x) the Company, Netergy Microelectronics, Inc., and Centile, Inc. in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation and (y) the Company in California, each as of a date within 15 days of the Closing Date.

(j) The Company shall have delivered to such Investor a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(k) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Common Shares pursuant to this Agreement in compliance with such laws.

(l) The Company shall have executed and delivered to such Investor a receipt acknowledging the Company's receipt of such Investor's Notes (in the principal amounts indicated opposite such Investor's name on the Schedule of Investors hereto).

7. INDEMNIFICATION. In consideration of each Investor's execution and delivery of the Transaction Documents and permitting the redemption and exchange of its Notes hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Common Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action and suits and from any claims, losses, costs, penalties, fees, liabilities and damages, and expenses actually suffered or actually paid by such Indemnitee in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, provided such Indemnitee notifies the Company of its claim for indemnification under this Section 7 for such misrepresentation or breach of a representation or warranty on or before the date which is one (1) year after the date of this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares or (iii) solely the status of such Investor or holder of the Common Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Any controversy, claim or dispute arising between the Company and an Indemnitee concerning the existence, scope or amount of any Indemnified Liability shall be determined by arbitration in the City of Chicago by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). Such arbitrator shall be selected by mutual agreement of the Company and such Indemnitee in accordance with the Arbitration Rules. In the event the Company and such Indemnitee cannot agree on the selection of the arbitrator within 30 days, the American Arbitration Association shall nomination three persons. Each of the Company and the Indemnitee shall be entitled to strike one of such three nominees on a peremptory basis within 10 days after its receipt of such list of nominees, indicating its order of preference with respect to the remaining nominees. If two such nominees have been stricken by the parties, the unstricken nominee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the American Arbitration Association from the remaining nominees in accordance with the parties' mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base its award on applicable law and judicial precedent, shall include such award findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law. The arbitrator's award and findings shall be for purposes of this Section 7 only and shall not in any way limit or prejudice any other rights that the Company or such Indemnitee under this Agreement or the other Transaction Documents or under any applicable law.

8. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Cook County, the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement, the Registration Rights Agreement and the Warrant Amendment supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, the Securities Purchase Agreement, the First Registration Rights Agreement and the Warrants, as amended by the Warrant Amendment, shall remain in full force and effect with respect to any securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors which received a majority of the Common Shares received on the Closing Date or, if prior to the Closing Date, the Investors listed on the Schedule of Investors as being obligated to tender and exchange a majority of the aggregate principal amount of the Notes proposed to be redeemed and exchanged at the Closing. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Common Shares as the case may be.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

8x8, Inc.
2445 Mission College Blvd.
Santa Clara, California 95054
Telephone:	(408) 727-1885
Facsimile:	(408) 980-042
Attention:	Chief Executive Officer

With a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304
Telephone:	(650) 493-9300
Facsimile:	(650) 493-6811
Attention:	John T. Sheriden, Esq.

If to the transfer agent:

American Stock Transfer & Trust Company
12039 W. Alameda Parkway, Suite Z-2
Lakewood, Colorado 80228
Telephone:	(303) 986-5400
Facsimile:	(303) 986-2444
Attention:	Legal Transfer Department

If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set forth on the Schedule of Investors, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants. The Company shall not assign this Agreement or any rights without the prior written consent of each Investor. An Investor may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investors shall be entitled to pledge the Common Shares in connection with a bona fide margin account or other loan secured by such Common Shares.

h. No Third Party Beneficiaries. Except with respect to Section 8(p), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 8(k), the representations and warranties of the Company and the Investors contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, and the indemnification provisions set forth in Section 7, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred with respect to an Investor on or before three (3) Business Days from the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8(k) and neither of the Investors is in breach of this Agreement, the Company shall remain obligated to reimburse the Investors for expenses up to the amount described in Section 4(f) above.

l. Placement Agent or Exchange Agent. The Company acknowledges that it has not engaged a placement agent or exchange agent in connection with the redemption and exchange of the Notes. The Company shall be responsible for the payment of any placement agent's fees, exchange agent fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. Each Investor and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or pursuant to the Registration Rights Agreement or the Warrants or such Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p. Mutual General Release.

i. In consideration of the releases set forth in Section 8(p)(ii), effective as of the Closing, each Investor, severally and not jointly, on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 8(p)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had, currently has or as of the Closing may have against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, Investor Claims arising out of or relating to the Securities Purchase Agreement and the First Registration Rights Agreement (collectively, the "Released Documents") other than Investor Claims arising after the Closing.

ii. In further consideration of the Investors entering into this Agreement, effective as of the Closing, the Company on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in- interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 8(p)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had, currently has or as of the Closing may have against (i) the Investors, (ii) any of the Investors' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investors' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents.

iii. The Company and each of the Investors acknowledge that the releases set forth in Sections 8(p)(i) and 8(p)(ii) above do not affect any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement, or Section 9(m) or clause (c) of the first paragraph of Section 8 of the Securities Purchase Agreement or Sections 5, 6 or 7 of the First Registration Rights Agreement.

iv. It is the intention of each party that this Section 8(p) shall be effective as a final accord and satisfaction and release of each and every Investor Claim and Company Claim, except as otherwise specifically provided in this Section 8(p). In furtherance of this intention, each party acknowledges that it is familiar with Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT NOW KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party hereby waives and relinquishes every right or benefit which it may have under Section 1542 or the California Civil Code to the extent that it may lawfully waive such right or benefit pertaining to the subject matter of this Agreement. Each party acknowledges that the foregoing waiver was separately bargained for and is a key element of the Agreement of which this release is a part.

* * * * * *

IN WITNESS WHEREOF, the Investors and the Company have caused this Redemption and Exchange Agreement to be duly executed as of the date first written above.

COMPANY		INVESTORS
8x8, INC.		FISHER CAPITAL LTD.
By:	/s/ Bryan Martin	By:	/s/ Daniel J. Hopkins
Name:	Bryan Martin	Name:	Daniel J. Hopkins
Its:	President and Chief Operating Officer	Its:	Authorized Signatory

WINGATE CAPITAL LTD.
By:	/s/ Daniel J. Hopkins
Name:	Daniel J. Hopkins
Its:	Authorized Signatory

SCHEDULE OF INVESTORS
Investor's Name, Address and Facsimile Number	Redemption Price	Common Stock to be Issued	Series A Warrant Shares	Series B Warrant Shares	Outstanding Principal Amount of Series A Notes	Outstanding Principal Amount of Series B Notes	Investor's Legal Representatives' Address and Facsimile Number
Fisher Capital Ltd. Citadel Investment Group, L.L.C. 225 West Washington Street Chicago, Illinois 60606 Attention: Daniel J. Hopkins Facsimile: (312) 338-0780 Telephone: (312) 696-2100 Residence: Illinois	$2,790,000	620,000	329,787	65,493	$2,325,000	$2,325,000	Katten Muchin Zavis 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Robert J. Brantman, Esq. Facsimile: (312) 902-1061 Telephone: (312) 902-5200
Wingate Capital Ltd. Citadel Investment Group, L.L.C. 225 West Washington Street Chicago, Illinois 60606 Attention: Daniel J. Hopkins Facsimile: (312) 338-0780 Telephone: (312) 696-2100 Residence: Illinois	$1,710,000	380,000	202,128	40,141	$1,425,000	$1,425,000	Katten Muchin Zavis 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Robert J. Brantman, Esq. Facsimile: (312) 902-1061 Telephone: (312) 902-5200

SCHEDULES

Schedule of Investors

EXHIBITS
Exhibit A	Form of Amendment of Warrant
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Rule 144 Representation Letter
Exhibit D	Form of Opinion of Counsel